UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2010

RIDGEWOOD ENERGY U FUND, LLC
(Exact name of registrant as specified on its charter)

Delaware	000-52583	20-5464059
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

Registrant’s address and telephone number:
14 Philips Parkway, Montvale, NJ 07645
(800) 942-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.       Material Impairments

On May 5, 2010, Ridgewood Energy U Fund, LLC (the “Fund”) was informed by the operator that the Targa Project, an exploratory well, did not have commercially productive quantities of either gas or oil and has been determined to be an unsuccessful well, or dry hole.  The Fund owns a 2% working interest in the Targa Project.

As a result of the dry hole, the Fund incurred approximately $2.2 million of charges during the second quarter of 2010.  The Fund does not expect this dry hole to result in any significant additional expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RIDGEWOOD ENERGY U FUND, LLC

Date: May 10, 2010	By:	/s/ Kathleen P. McSherry
Kathleen P. McSherry
Executive Vice President and Chief Financial Officer